EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 27, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 51.

/s/ Christopher Sechler
Christopher Sechler, Esq.

July 26, 2007 Boston, Massachusetts